As filed with the Securities and Exchange Commission on July 5, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

H. J. Heinz Company
(Exact name of registrant as specified in its charter)

Pennsylvania	25-0542520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Grant Street 60th Floor Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip code)
H. J. Heinz Company Employees Retirement and Savings Plan
H. J. Heinz Company SAVER Plan
(Full title of the plan)
Theodore N. Bobby
Senior Vice President and General Counsel
H. J. Heinz Company
600 Grant Street, 60th Floor
Pittsburgh, Pennsylvania 15219
(Name and address of agent for service)
(412) 456-5700
(Telephone number, including area code, of agent for service )
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	Registered (1)(2)	per share (3)	offering price (3)	registration fee (3)
Common Stock, $0.25 par value	1,500,000	$40.10	$60,150,000	$6,436.05

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement shall be deemed to register an indeterminate amount of interests to be offered and sold pursuant to the H. J. Heinz Company Employees Retirement and Savings Plan and the H. J. Heinz Company SAVER Plan. Pursuant to Rule 452(h)(2) under the Securities Act, no filing fee is payable with respect to these interests.
(2) Pursuant to Rule 416(a) under the Securities Act, the number of shares of Common Stock registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the H. J. Heinz Company Employees Retirement and Savings Plan and the H. J. Heinz Company SAVER Plan.
(3) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices per share of the Common Stock on June 28, 2006, as reported on the New York Stock Exchange.

EXPLANATORY NOTE
     This registration statement on Form S-8 is filed by H. J. Heinz Company pursuant to General Instruction E to Form S-8 to register an additional 1,500,000 shares of Common Stock that may be offered and sold to participants under the H. J. Heinz Company Employees Retirement and Savings Plan and the H. J. Heinz Company SAVER Plan (together, the “Plans”). The contents of the registration statements on Form S-8, file numbers, 2-51719 and 33-32563, previously filed by H. J. Heinz Company and relating to the registration of shares of Common Stock for issuance under the Plans, are hereby incorporated by reference to this registration statement in accordance with General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit Numbers	Exhibit

3.1	Articles of Amendment of H. J. Heinz Company, dated July 13, 1994, amending and restating the amended and restated Articles of Amendment in their entirety (incorporated by reference to Exhibit 3(i) to H. J. Heinz Company’s annual report on Form 10-K for the fiscal year ended April 27, 1994)

3.2	By-Laws of H. J. Heinz Company, as amended effective June 12, 2002 (incorporated by reference to Exhibit 3 to H. J. Heinz Company’s quarterly report on Form 10-Q for the three months ended July 31, 2002)

5.1	Opinion of Theodore N. Bobby, Senior Vice President and General Counsel

23.1	Consent of Theodore N. Bobby (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included as part of the signature page of this registration statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on July 5, 2006.

H. J. Heinz Company
By:	/s/ Theodore N. Bobby
Theodore N. Bobby Senior Vice President and General Counsel
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Johnson, Arthur Winkleblack and Theodore N. Bobby, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and to sign any and all amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or such person’s or person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney has been signed below as of the 10th day of May, 2006 by the following persons in the capacities indicated.

Signature	Title

* William R. Johnson	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

* Charles E. Bunch	Director

* Mary C. Choksi	Director

* Leonard S. Coleman, Jr.	Director

* Peter H. Coors	Director

* John G. Drosdick	Director

* Edith E. Holiday	Director

* Candace Kendle	Director

* Dean R. O’Hare	Director

* Dennis H. Reilley	Director

* Lynn C. Swann	Director

* Thomas J. Usher	Director

* Arthur Winkleblack	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Edward J. McMenamin	Vice President — Finance (Principal Accounting Officer)

*By:	/s/ Theodore N. Bobby

Theodore N. Bobby Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the persons who administer the H. J. Heinz Company Employees Retirement and Savings Plan and the persons who administer the H. J. Heinz Company SAVER Plan have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 5th day of July, 2006.

H. J. Heinz Company
Employees Retirement and Savings Plan
By:	/s/ Randolph W. Keuch
Chairman, Employee Benefits Administration Board
H. J. Heinz Company SAVER Plan
By:	/s/ Randolph W. Keuch
Chairman, Employee Benefits Administration Board

Index to Exhibits

Exhibit Numbers	Exhibit

3.1	Articles of Amendment of H. J. Heinz Company, dated July 13, 1994, amending and restating the amended and restated Articles of Amendment in their entirety (incorporated by reference to Exhibit 3(i) to H. J. Heinz Company’s annual report on Form 10-K for the fiscal year ended April 27, 1994)

3.2	By-Laws of H. J. Heinz Company, as amended effective June 12, 2002 (incorporated by reference to Exhibit 3 to H. J. Heinz Company’s quarterly report on Form 10-Q for the three months ended July 31, 2002)

5.1	Opinion of Theodore N. Bobby, Senior Vice President and General Counsel

23.1	Consent of Theodore N. Bobby (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included as part of the signature page of this registration statement)